Exhibit 99.1

PLX Technology Appoints Semiconductor Industry Veteran Ralph Schmitt as
President and Chief Executive Officer

Mike Salameh, Co-founder of the Company, Will Retire as CEO and
Remain on the Board of Directors

SUNNYVALE, Calif. – (October 27, 2008) – PLX Technology, Inc. (NASDAQ: PLXT) today announced the appointment of semiconductor industry veteran Ralph Schmitt as president and chief executive officer, and as a member of its board of directors, effective November 3, 2008.  Schmitt, a 25-year veteran of the semiconductor and systems business, will succeed Mike Salameh, who will retire as chief executive officer.  Salameh served as PLX’s president and chief executive officer since co-founding the Company in 1986.  He will continue as a full-time employee for a short transition period and then continue to serve as a member of the board of directors.

During 2008, Schmitt consulted with a variety of venture capitalists, as well as acted as chief executive officer of Legend Silicon, a privately funded Chinese terrestrial digital TV semiconductor company.  From 2005 to 2007, he was chief executive officer of Sipex, an analog semiconductor company, which merged with Exar in 2007.  Upon the completion of the merger, he was appointed chief executive officer of Exar, a position he held until the end of 2007.   From 1999 to 2005 Schmitt was the executive vice president of sales, marketing and business development for Cypress Semiconductor.  In addition to leading Cypress’s sales growth to more than $1 billion in that period, Schmitt oversaw the acquisition and integration of numerous companies and led product definition and marketing efforts for all Cypress product lines.  At various points of his career, Schmitt has served on the boards at Cypress subsidiaries and other privately held semiconductor and systems companies.  Schmitt received his BSEE from Rutgers University and began his career as a computer and communications system hardware designer.

“I am very fortunate to have been part of the founding and growth of PLX Technology, and very grateful to the employees, investors and directors who supported the Company through its many phases of growth,” said Salameh.  “The Company is now firmly established as the leader in PCI Express technology, and in Ralph Schmitt we have a chief executive officer with the skills and experience to lead us through the next stages of growth.  Ralph has had extensive experience in building and leading larger semiconductor organizations, and in achieving growth through acquisition.  He also has experience designing, marketing and selling semiconductor products to PLX’s markets and customers.”

“I am very excited to be joining PLX Technology,” said Schmitt.  “The Company has built a leadership position in PCI Express, which we expect to be a foundation technology for a wide variety of electronic systems for years to come.  PLX has a highly skilled workforce, management team and blue-chip list of customers to support future growth and new opportunities. I look forward to leading the business through its future stages of development.”

About PLX
PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the world’s leading supplier of PCI Express and other standard I/O interconnect semiconductors to the communications, server, storage, embedded-control, and consumer markets. The company provides a competitive advantage through an integrated combination of experience, high-performance silicon, hardware and software design tools, and global partnerships. These innovative solutions enable PLX customers to develop equipment with industry-leading performance, scalability and reliability that allows them to bring designs to market faster.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the Company’s future growth and opportunities.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, reduced acceptance of the Company’s PCI Express products, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2007 and PLX’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Editorial contact:                                                                                                                                          Company contact:
Jerry Steach                                                                                                                                                 Arthur O Whipple, CFO
CommonGround Communications (for PLX)                                                                                         PLX Technology, Inc.
Tel: 415.222.9996                                                                                                                                       Tel: 408.774.9060
jsteach@plxtech.com                                                                                                                                   investor-relations@plxtech.com